Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Release Third Quarter 2020 Financial Results on Thursday, November 12, 2020

BOCA RATON, FL, October 27, 2020 /PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that it will release financial results for the third quarter ended September 30, 2020 on Thursday, November 12, 2020, before the market open. Management will then host a conference call that same day at 10:00 a.m. Eastern Time to discuss the results with the investment community.

To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

Participant Dial-In Numbers:

Toll Free: 877-709-8150

Toll/International: 201-689-8354

The conference may also be accessed by going to: https://hd.choruscall.com/InComm/?callme=true&passcode=13668240&h=true&info=company&r=true&B=6, for the live audio webcast of the call, which will subsequently be available for replay.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its master brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has four beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The four lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, GNC, Vitamin Shoppe, 7-Eleven, Dick’s Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaws and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, visit CELSIUS® at www.celsius.com or Celsius Holdings, Inc., at www.celsiusholdingsinc.com.

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com